Exhibit 99.1

Contacts:

Investors
Bob Okunski
408/240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
650/223-9132
Natalie.Wymer@sunpower.com

8point3 Energy Partners Announces Closing of Merger Transaction

SAN JOSE, CA, June 19, 2018 - 8point3 Energy Partners LP (NASDAQ:CAFD) (8point3 or the Partnership) today announced that it has closed the mergers and other transactions contemplated by the Agreement and Plan of Merger and Purchase Agreement, dated as of February 5, 2018, by and among the Partnership and certain affiliates of the Partnership, Capital Dynamics Clean Energy and Infrastructure V JV, LLC, an equity fund managed by Capital Dynamics, Inc., and certain other co-investors (collectively, Capital Dynamics). As previously disclosed, a majority of the outstanding 8point3 public Class A shareholders approved the transactions at a special meeting held on May 23, 2018.

As a result of the transactions, 8point3’s Class A shares will no longer be publicly traded on the NASDAQ stock exchange. 8point3 intends to file the relevant form with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, requesting the deregistration of its Class A shares and the suspension of 8point3’s reporting obligations under the Exchange Act.

Pursuant to the transactions, the Partnership’s Class A shareholders, and the sponsors of the Partnership, First Solar, Inc. (NASDAQ: FSLR) and SunPower Corporation (NASDAQ: SPWR), as indirect holders of common and subordinated units in 8point3 Operating Company, LLC, the Partnership’s operating company (OpCo), received $12.48 per share or per unit in cash (merger consideration). No consideration was received by the sponsors for the incentive distribution rights they owned in OpCo or their interests in 8point3 General Partner, LLC, the general partner of the Partnership.

The Partnership’s Class A shares held of record by shareholders in book-entry form with The Depository Trust Company will receive the merger consideration for their respective interests on or about June 25, 2018.

Goldman Sachs acted as financial advisor to SunPower, BofA Merrill Lynch acted as financial advisor to First Solar, and Evercore acted as financial advisor to the Conflicts Committee of the general partner. Baker Botts L.L.P. acted as legal counsel to SunPower, Skadden, Arps, Slate, Meagher & Flom, LLP acted as legal counsel to First Solar, and Richards, Layton & Finger P.A. acted as legal counsel to the Conflicts Committee of the general partner.

Amis, Patel & Brewer, LLP acted as transaction legal counsel, and Stoel Rives LLP acted as tax and regulatory counsel, to Capital Dynamics.

About 8point3
8point3 Energy Partners LP is a limited partnership that owns, operates and acquires solar energy generation projects. The partnership owns interests in projects in the U.S. that generate long-term contracted cash flows and serve utility, commercial and residential customers. For more information about 8point3, please visit www.8point3energypartners.com.

About Capital Dynamics
Capital Dynamics, Inc. is an independent, global asset manager, investing in private equity, private credit and clean energy infrastructure. We are client-focused, tailoring solutions to meet investor requirements. The Firm manages investments through a broad range of products and opportunities including separate account solutions, investment funds and structured private equity products. Capital Dynamics currently has $15 billion in assets under management and advisement.

For 8point3 Investors
This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “will”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Partnership and its subsidiaries, including guidance regarding the Partnership’s revenue, net income, adjusted EBITDA, cash available for distribution and distributions, other future actions, conditions or events such as the commercial operation dates of projects, future operating results or the ability to generate sales, income or cash flow or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, June 19, 2018, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described under “Risk Factors” in the Partnership’s Annual Report on Form 10-K for the fiscal year ended November 30, 2017, filed with the Securities and Exchange Commission on February 5, 2018. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

Additional Information and Where to Find It
This press release contains information about the transactions involving the Partnership and its subsidiaries and affiliates of Capital Dynamics. Investors and shareholders of the Partnership are able to obtain free copies of documents pertaining to the transactions and other documents filed with the SEC by the Partnership through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders of the Partnership will be able to obtain free copies of documents filed by the Partnership with the SEC from the partnership's website, www.8point3energypartners.com, under the heading “SEC Filings” in the “Investors” tab.